SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 29, 2003

            Greenwich Capital Acceptance, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	333-108195-01 (Commission File Number)	06-1199884 (I.R.S. Employer Identification No.)

600 Steamboat Road Greenwich, Connecticut	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 662-2700

                                                  None

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.1

Filed concurrently herewith under Form SE are certain materials (the “Computational Materials”) furnished to the Registrant by Greenwich Capital Markets, Inc. and WaMu Capital Corp. (collectively, the “Underwriters”) in respect of Washington Mutual Mortgage Pass-Through Certificates, Series 2003-R1, Class A-1, Class A-2, Class A-3 and Class A-R (the “Publicly-Offered Certificates”).  The Publicly-Offered Certificates are being offered pursuant to a Prospectus Supplement dated October 27, 2003, and the related Prospectus dated September 23, 2003 (together, the “Prospectus”), which are being filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”).  The Publicly-Offered Certificates have been registered pursuant to the Act under a Registration Statement on Form S-3 (No. 333-108195-01) (the “Registration Statement”).  The Computational Materials are incorporated by reference in the Registration Statement.

The Computational Materials were prepared solely by the Underwriters and the Registrant did not prepare or participate (other than providing the background information concerning the underlying pool of assets upon which the Computational Materials are based to the Underwriters) in the preparation of the Computational Materials.

Any statements or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

______________________

Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials. (P)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWICH CAPITAL ACCEPTANCE, INC.

By:  /s/ Shakti Radhakishun

Name: Shakti Radhakishun

Title:   Vice President

Dated:  October 29, 2003

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Computational Materials

      P

Exhibit 99.1     Computational Materials (P)

[To be filed on Form SE]